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                                                                   Exhibit 10.16

                                                                  Execution Copy


                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") dated as of May 5, 2000, is by and between VP MERGER PARENT, INC. (to be renamed VERMONT PURE HOLDINGS, LTD. following the "Effective Date," as defined below), a Delaware corporation (the "Company"), VERMONT PURE SPRINGS, INC., a Delaware corporation that is a direct or indirect wholly owned subsidiary of the Company (the "Operating Company"), and JOHN B. BAKER (the "Executive").

     The Company, the Operating Company and the Executive agree as follows:

1.   EMPLOYMENT.

     1.1 GENERAL. The Company shall employ the Executive (either directly or by employment with the Operating Company), and the Executive accepts employment, as Executive Vice President of the Company, upon the terms and conditions described herein. The Executive's employment hereunder will commence on the effective date (the "Effective Date") of the merger between a wholly owned subsidiary of the Company Vermont Pure Holdings, Ltd., a publicly traded Delaware corporation which will become a wholly owned subsidiary of the Company and be renamed following the Effective Date, pursuant to the Agreement and Plan of Merger and Contribution (the "Merger Agreement") by and among the Company, such subsidiary, Crystal Rock Spring Water Company, a Connecticut corporation ("Crystal Rock"), and the other parties listed therein, dated as of the date hereof, and will continue for the Employment Term (as defined in Section 2.1 hereof) unless terminated sooner as herein provided. During the Employment Term, the Executive shall devote all of his business time, attention and skills to the business and affairs of the Company, and will not undertake any commitments that would interfere with or impair his performance of his duties and responsibilities; it being understood, however, that the Executive may serve as director of a company or companies that do not compete with any business of the Company or its subsidiaries, or as a director or trustee of a charitable organization or organizations, so long as such service does not interfere with or impair his performance of his duties and responsibilities to the Company.

     Notwithstanding this Section 1.1 or any other provision of this Agreement, this Agreement shall not be effective until the Effective Date, and if the Effective Date does not occur on or before the date set forth in Section 10.1(e) of the Merger Agreement, this Agreement shall be of no force or effect.

     1.2 DUTIES. The Executive shall at all times render his services at the direction of the Board of Directors (the "Board of Directors") and the Chief Executive Officer of the Company, and shall report primarily to the President of the Company. His duties generally will include those required for the day to day and long term planning, development and operation of the manufacturing, quality and operational areas of the

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Home and Office business of the Company. The Company may assign to the Executive such other executive and administrative duties for the Company or any affiliate of the Company as may be determined by the Board of Directors, consistent with the Executive's status as Executive Vice President. The Executive agrees to diligently use his best efforts to promote and further the reputation and good name of the Company and perform his services well and faithfully.

     1.3 REDUCTION OF DUTIES AND COMPENSATION. Notwithstanding any other provision of this Agreement, at any time following the 18-month anniversary of the Effective Date, the Executive may elect to reduce his duties and compensation under this Agreement by written notice to the Company. The Executive's employment after such notice is given is referred to hereinafter as "Reduced Employment." During the period of Reduced Employment, the Executive shall remain an employee of the Company, but his principal obligation shall be to make himself available to consult with and advise the Company on matters within his areas of expertise for a period of 20hours per calendar month. The Company and the Executive shall endeavor from time to time to establish a regular schedule of times and places in Connecticut or in White Plains, New York, at which the Executive shall make himself available by teleconference, videoconference or in person for such consultation and advice. In addition, the Executive shall make himself available at such other times and places as the Company and the Executive shall from time to time mutually agree.

2.   TERM AND TERMINATION.

     2.1 TERM. The term of employment or Reduced Employment by the Company of the Executive pursuant to this Agreement shall commence on the Effective Date and terminate on the fifth anniversary of the Effective Date (the "Employment Term"), subject to the provisions of Section 2.2.

     2.2 EARLY TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, the Executive's employment or Reduced Employment may be terminated prior to the end of the Employment Term only as set forth in this Section.

          2.2.1 Termination Upon Resignation or Death of Executive. The Executive's employment or Reduced Employment shall terminate upon the resignation or death of the Executive. In case of termination pursuant to this
Section 2.2.1, the Company shall pay to the Executive (or, in case of his death, to his estate or his beneficiary designated in writing), the base salary earned by the Executive pursuant to Section 3, prorated through the date of resignation or death.

          2.2.2 Termination Upon Disability of Executive. The Executive's employment or Reduced Employment shall terminate by reason of the disability of the Executive. For this purpose, "disability" shall mean the Executive's inability, by reason of accident, illness or other physical or mental disability (determined in good faith by the Board of Directors with the advice of a qualified and independent physician), to perform satisfactorily the duties required by his employment or Reduced Employment hereunder

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for any consecutive period of 120 calendar days. In case of termination pursuant to this Section 2.2.2, the Executive shall continue to receive his base salary prorated through the time of such termination, less any amount the Executive receives during such period from any Company-sponsored or Company-paid source of insurance, disability compensation or government program.

          2.2.3 Termination Upon Mutual Consent. The Executive's employment or Reduced Employment may be terminated by the mutual consent of the Company and the Executive on such terms as they may agree.

          2.2.4 Termination For Cause. The Executive's employment or Reduced Employment shall terminate immediately on notice to the Executive upon a good faith finding of the Board of Directors that the Executive has (i) willfully or repeatedly failed in any material respect to perform his duties in accordance with the provisions of this Agreement following 30 days' prior written notice to the Executive and failure of the Executive to cure such deficiency, (ii) committed a breach of any provision of Section 4 hereof, (iii) misappropriated assets or perpetrated fraud against the Company, (iv) been convicted of a crime which constitutes a felony, or (v) been engaged in the illegal use of controlled or habit forming substances. The preceding clauses (i)-(v) shall constitute "Cause" for termination of the Executive hereunder. In the event of termination for Cause pursuant to this Section 2.2.4, the Company shall pay the Executive his base salary prorated through the date of termination.

          Notwithstanding any other provision of this Agreement, the Executive shall not be terminated for Cause unless and until the Executive has had an opportunity to appear before the Board of Directors to hear and respond to the allegations of Cause for his termination.

          2.2.5 Termination by Company Without Cause. The Company may terminate the Executive's employment or Reduced Employment at any time and for any reason, without Cause, upon written notice to the Executive.

          In the event of termination pursuant to this Section 2.2.5, the Company shall pay or provide to the Executive the following termination benefits: (i) an amount equal to the product of (A) the sum of (x) the Executive's annual base salary as of the termination date plus EITHER (y) $50,000, if the Executive is not engaged in Reduced Employment at the time of termination of employment, OR (z) $0, if the Executive is engaged in Reduced Employment at the time of termination of employment, as the case may be, multiplied by (B) a fraction, the numerator of which shall be the number of months remaining in the Employment Term ("Remaining Months"), and the denominator of which shall be 12, payable over the Remaining Months, in equal regular monthly installments, less income taxes and other applicable withholdings, and (ii) the Executive's Fringe Benefits (as defined below) for the Remaining Months.

          The obligation of the Company to provide "Fringe Benefits" following any termination that is or is deemed to be without Cause shall mean that the Executive's

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participation (including dependent coverage) in the life and health insurance plans of the Company in effect immediately prior to the termination shall be continued, or substantially equivalent benefits provided, by the Company, at a cost to the Executive no greater than his cost at the date of such termination, for the Remaining Months or such shorter period as may be required by this Agreement; provided, however, that if the Executive is engaged in Reduced Employment at the time of termination without Cause, then "Fringe Benefits" shall refer only to group health insurance benefits. Notwithstanding the foregoing, if the Company shall be unable to provide for the continuation of an insurance benefit (such as life insurance) because such benefit was provided pursuant to an insurance policy that does not provide for the extension of such insurance benefit following termination of the employment of the Executive, then the Executive may purchase insurance providing such insurance benefit and, whether or not the Executive so elects to purchase insurance, the Company's only obligation with respect to such insurance benefit shall be to reimburse the Executive for his premium costs, up to a maximum aggregate amount for all policies of insurance purchased by the Executive pursuant to this sentence of $12,000 per annum, if the Executive is not engaged in Reduced Employment at the time of termination, or $7,000 per annum, if the Executive is engaged in Reduced Employment at the time of termination, in each case prorated for partial years. If the Company is obligated pursuant to the so-called "COBRA" law to offer the Executive the opportunity for a temporary extension of health coverage ("continuation coverage"), then the Executive shall elect continuation coverage, and the premium cost of such coverage shall be borne by the Company and the Executive as provided in the first sentence of this paragraph. Continuation coverage provided pursuant to COBRA shall terminate in accordance with COBRA. To the extent that any benefit required to be provided to the Executive by the Company by reason of an actual or deemed termination for Cause shall be provided to the Executive by any successor employer, the Company's obligation to provide that benefit to the Executive shall be correspondingly offset or shall cease, as the case may be. In no event shall the Company have any obligation to provide Fringe Benefits after the expiration of the Remaining Months or such shorter period as may be required by this Agreement. The Executive shall not be entitled to any expense allowance, automobile allowance or relocation allowance following the termination of his employment for any reason.

          2.2.6 Termination By Executive for Good Reason. The Executive may terminate his employment at any time for Good Reason (as defined below) upon written notice to the Company.

          In the event the Executive terminates his employment hereunder for Good Reason (defined below), then such termination shall be treated as a termination by the Company without Cause pursuant to Section 2.2.5.

          For purposes of this Agreement, "Good Reason" shall mean either: (i) if the Executive is not engaged in Reduced Employment at the time of termination of employment, any of the following occurring without the specific prior written consent of the Executive:

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          (x) requiring the Executive to be permanently based more than 50 miles from his present office location (excluding business related travel to an extent reasonably consistent with past practice);

          (y) assignment to the Executive of duties materially inconsistent with his position as Executive Vice President of the Company; or

          (z) any material breach by the Company of its obligations hereunder, if such breach is not cured following 30 days' written notice from the Executive; or

          (ii) if the Executive is engaged in Reduced Employment at the time of termination of employment, the following occurring without the specific prior written consent of the Executive: any material breach by the Company of its obligations hereunder, if such breach is not cured following 30 days' written notice from the Executive.

          2.2.7 Termination By Executive without Good Reason. The Executive may terminate his employment or Reduced Employment at any time without Good Reason upon 30 days' written notice to the Company.

          In the event the Executive terminates his employment or Reduced Employment hereunder without Good Reason, then the rights of the Executive to receive future compensation pursuant to Section 3 hereof, and all other rights of the Executive hereunder, will cease as of the date of such termination except as may be required by law.

          2.2.8 Termination in Connection with Change of Control. If the employment or the Reduced Employment of the Executive terminates for any reason, including termination by the Executive, within 30 days following the occurrence of a "Change of Control" (as defined in this Section 2.2.8), then the Company shall pay or provide to the Executive the following termination benefits: (i) an amount equal to the product of (A) the sum of (x) the Executive's annual base salary as of the termination date plus EITHER $50,000, if the Executive is not engaged in Reduced Employment at the time of termination of employment, OR $0, if the Executive is engaged in Reduced Employment at the time of termination of employment, as the case may be, multiplied by (B) a fraction, the numerator of which shall be the lesser of 24 or the number of Remaining Months, and the denominator of which shall be 12, payable over the lesser of 24 months or the number of Remaining Months, in equal regular monthly installments, less income taxes and other applicable withholdings, and (ii) the Executive's Fringe Benefits (as defined above) for the lesser of 24 months or the number of Remaining Months. A "Change of Control" shall mean a change in control of the Company (and not any person or entity that hereafter becomes a successor to all or substantially all of the business or assets of the Company by reason of a Change of Control) and shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the capital stock of the Company having more than 50% of the total number of votes that may be cast for the election of directors of the Company, (ii) the sale or

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other disposition (excluding mortgage or pledge) of all or substantially all of the assets of the Company, or (iii) the merger or other business combination of the Company with or into another corporation or entity pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation or entity, in either case with the stockholders of the Company prior to the merger or other business combination holding less than 50% of the voting shares of the merged or combined companies or entities after such merger or other business combination. Notwithstanding the foregoing, the following shall not be deemed to be a Change of Control for purposes hereof: (i) the transactions contemplated by the Merger Agreement, (ii) any transaction in which EITHER (x) the Executive, any "Stockholder" as defined in the Merger Agreement, or any affiliate of any such Stockholder, is or becomes, either alone or as a member of a "group" as defined in this Section, OR (y) the Stockholders, together with their affiliates and considered in the aggregate as a single entity, are or become, the beneficial owner or owners of shares of the capital stock of the Company having more than 50% of the total number of votes that may be cast for the election of directors of the Company, or (iii) any transaction described in SEC Rule 13e-3(a)(3)(i) in which the Executive participates as an "affiliate" of the Company within the meaning of that Rule, without regard to whether the test in Rule 13e-3(a)(3)(ii) would be satisfied in the transaction. The rights and obligations created by this Agreement with respect to a Change of Control shall apply only with respect to the first Change of Control after the date of execution of this Agreement, and not with respect to any subsequent transaction.

          2.2.9 No Other Termination Benefits. The Executive understands and agrees that the termination payments and benefits described in Section 2.2 constitute all of the payments and benefits to which he (or his estate or beneficiary) will be or become entitled to receive in case of termination of his employment or Reduced Employment, and that such payments and benefits are in lieu of any and all other payments and benefits of every kind or description to which he may be entitled, including, without limitation, the right to receive a bonus payment or any portion thereof. Any accrued but unpaid vacation compensation shall be payable upon termination of employment.

          2.2.10 No Duty to Mitigate; Termination of Benefits. The Executive shall not be required to mitigate the amount of any compensation payable to him pursuant to Section 2 hereof, whether by seeking other employment or otherwise, nor shall any compensation earned by the Executive during the period of continuance of any payments under Section 2 hereof reduce the amount of compensation payable under Section 2.

3. COMPENSATION. During the Employment Term, the Company shall pay, in full payment for all of the Executive's services rendered hereunder, the following compensation:

     3.1 BASE SALARY. The Company shall pay the Executive an annual base salary, less income taxes and other applicable withholdings, of $250,000 in accordance with the Company's standard payroll installments; provided, however, that if the Executive is engaged in Reduced Employment, then the annual base salary, less income taxes and other applicable withholdings, shall be $160,000. The Board of Directors will review the

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annual base salary amount as soon as practicable after the end of each fiscal year of Company to consider whether or not it should be increased. Such determination shall be in the sole discretion of the Board of Directors using such criteria as they deem relevant, including, but not limited to, the performance of the Company and the Executive.

     3.2  BONUSES.

          3.2.1 Bonuses for Achievement of Goals. While the Executive is employed by the Company and not engaged in Reduced Employment, the Executive will be eligible to receive the bonuses described in this Section 3.2.1. If the Executive is engaged in Reduced Employment, he shall not be eligible for any bonus; provided, however, that the Executive shall be eligible to receive a pro rata portion of any bonus to which he would have been entitled under this
Section 3.2.1 in the year in which he elects Reduced Employment. The incentive goals set forth in this Section shall be based upon or derived from the Company's audited consolidated financial statements prepared in accordance with generally accepted accounting principles as reported on by the Company's independent accountants. With respect to the Company's fiscal years ended October 2000, 2001, 2002, 2003, 2004 and 2005, if the Company has actual annual earnings before interest, taxes, depreciation and amortization ("EBITDA") which, expressed as a percentage of target annual EBITDA approved in the budget for that fiscal year by the Board of Directors, are at least 90% of such target annual EBITDA, then there shall be a bonus as set forth in the following table. Bonuses in fiscal year 2000 and 2005 shall be pro-rated for the portion of the fiscal year that includes the Employment Term. Bonuses shall be non-cumulative.

          ACTUAL EBITDA DIVIDED BY TARGET EBITDA              BONUS
          --------------------------------------              -----
          less than 90% of target                        -    $  -0-
          at least 90% but less than 91% of target       -     25,000
          at least 91% but less than 92% of target       -     27,500
          at least 92% but less than 93% of target       -     30,000
          at least 93% but less than 94% of target       -     32,500
          at least 94% but less than 95% of target       -     35,000
          at least 95% but less than 96% of target       -     37,500
          at least 96% but less than 97% of target       -     40,000
          at least 97% but less than 98% of target       -     42,500
          at least 98% but less than 99% of target       -     45,000
          at least 99% but less than 100% of target      -     47,500
          at least 100% but less than 102% of target     -     50,000
          at least 102% but less than 104% of target     -     52,500
          at least 104% but less than 106% of target     -     55,000
          at least 106% but less than 108% of target     -     57,500
          at least 108% but less than 110% of target     -     60,000
          at least 110% but less than 112% of target     -     62,500
          at least 112% but less than 114% of target     -     65,000
          at least 114% but less than 116% of target     -     67,500
          at least 116% but less than 118% of target     -     70,000

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          at least 118% but less than 120% of target     -     72,500
          at least 120% of target or greater             -     75,000

          3.2.2 Guaranteed Bonus. The Executive shall be entitled to a guaranteed bonus each year during the Employment Term (pro-rated for partial years) in an amount equal to the excess of $50,000 (if the Executive is not engaged in Reduced Employment) or $15,000 (if the Executive is engaged in Reduced Employment), as the case may be, over the actual costs reimbursed to the Executive by the Company pursuant to Section 3.7.

          3.2.3 Time of Bonus Payments. Each bonus required to be paid to the Executive under this Section 3.2 shall be paid as soon as practicable after the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K or 10-KSB or successor form, as the case may be.

          3.3 STOCK OPTIONS. The Executive shall be eligible to receive stock options from time to time, as determined by the Compensation Committee of the Board of the Directors of the Company.

          3.4 VACATION. The Executive shall be entitled to four (4) weeks of vacation in each 12-month period during the Employment Term, with carryover from year to year of unused vacation time, so long as the Executive is not engaged in Reduced Employment. No more than two (2) weeks may be taken consecutively.

          3.5 EXECUTIVE BENEFIT PLANS. The Executive shall be entitled to participate in all plans or programs sponsored by the Company for employees in general, including without limitation, participation in any group health, medical reimbursement, or life insurance plans; provided, however, that if the Executive has elected Reduced Employment, he shall only be entitled to participate in group health and medical reimbursement plans.

          3.6 EXPENSE ALLOWANCE. The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by him from time to time in the performance of his duties hereunder, against receipts therefor in accordance with the then effective policies and requirements of the Company.

          3.7 DISABILITY INSURANCE; AUTOMOBILE ALLOWANCE. The Company shall have no obligation to provide disability insurance to the Executive. The Company agrees to provide an allowance of up to $50,000 per year (if the Executive is not engaged in Reduced Employment) or $15,000 per year (if the Executive is engaged in Reduced Employment), in the aggregate, to reimburse the Executive for
(i) the actual cost of premiums incurred by the Executive for disability insurance obtained by the Executive and (ii) the actual cost of leasing and operating an automobile for use by the Executive during the Executive's employment with the Company. The Executive may determine in his reasonable judgment how to allocate the allowance between disability insurance premiums and automobile leasing expense.

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4.   PROTECTION OF CONFIDENTIAL INFORMATION; NON-COMPETE

     4.1 ACKNOWLEDGEMENTS. The Executive acknowledges that:

     (a) The Executive has obtained and, during his employment by the Company, will obtain secret and confidential information concerning the business of the Company and its affiliates, including, without limitation, customer lists and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related cost, price and sales information.

     (b) The Company and its affiliates will suffer substantial and irreparable damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, the Executive should enter a competitive business or should divulge secret and confidential information relating to the business of the Company and its affiliates heretofore or hereafter acquired by him in the course of his employment with the Company.

     (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliates.

     4.2 CONFIDENTIALITY. The Executive agrees that he will not at any time, either during the Employment Term or thereafter, divulge to any person, firm or corporation any information obtained or learned by him during the course of his employment with the Company, with regard to the operational, financial, business or other affairs of the Company and its affiliates, and their respective officers and directors, including, without limitation, trade secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except (i) in the course of performing his authorized duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is lawfully in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. In the event that the Executive shall be required to make any disclosure pursuant to the provisions of clause (iv) of the preceding sentence, the Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, shall notify the Company, by personal delivery or by fax, confirmed by mail, to the Company and, if the Company so elects and at the Company's expense, the Executive shall: (a) take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other government process, and
(b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     4.3 RETURN OF PROPERTY. Upon termination of his employment with the Company, or at any time the Company may so request, the Executive will promptly deliver to Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and

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its affiliates and all property associated therewith, which he may then possess or have under this control.

     4.4 NON-COMPETITION. During the Employment Term and for a period equal to the time during which Executive receives severance payments for benefits pursuant to Section 2 of this Agreement or for a period of 12 months in the event the Executive is terminated without entitlement to severance benefits herein, the Executive shall not, without the prior written permission of the Company, in the United States, its territories and possessions, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any Competitive Business (as defined below); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company or its affiliates while the Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company or its affiliates any of their customers or sources of supply. However, nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of any Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such competitor. "Competitive Business" shall mean any business or enterprise which (a) designs, sells, manufactures, markets and/or distributes spring or purified water products or still spring or purified water beverages, or (b) engages in any other business in which Company or its affiliates is involved at any time during the 12-month period immediately prior to the termination of the Executive's employment.

     4.5 ENFORCEMENT. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having jurisdiction over the matter, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.-

     4.6 BLUE PENCILING. If any provision of Section 4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

5. REPRESENTATIONS OF EXECUTIVE. The Executive represents and warrants to the Company that the Executive is not a party to or bound by any agreement, understanding or restriction that would or may be breached by the Executive's execution and full

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performance of this Agreement. The Executive expressly undertakes and agrees that none of his acts or duties hereunder that will violate any obligations he may have to any prior employer (or will impose on the Company any liability to any prior employer) and that he has complied with all requirements of notice applicable to the termination of any prior employment before he commenced his employment with the Company. The Executive further represents and warrants that he has delivered to the Company complete copies of all employment agreements, understanding and restrictions to which he has been subject at any time during the last five years.

6.   CONSTRUCTION OF THIS AGREEMENT.

     6.1 CHOICE OF LAW. This Agreement is to be construed pursuant to the laws of the State of Delaware, without regard to the laws affecting choice of law.

     6.2 INVALID AGREEMENT PROVISIONS. Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

     6.3 NO OTHER AGREEMENTS. This Agreement represents the full agreement between the Company and the Executive with respect to the subject matter hereof and the Company and the Executive have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement supersedes any and all other agreements, oral or written, that may define the employment relationship between the Executive and the Company. When effective, this Agreement also supersedes any and all employment agreements between the Executive and Crystal Rock, which is a signatory to this Agreement solely for the purpose of terminating, as of the Effective Date, and without liability to any party thereto, any and all such employment agreements between Crystal Rock and the Executive. Nothing in this Agreement confers any rights or remedies on any person or entity or than the parties hereto.

     6.4 NOTICES. All notices provided for in this Agreement shall be in writing and shall be deemed to be given when delivered personally to the party to receive the same, when transmitted by electronic means or when mailed first class, postage prepaid by certified mail, return receipt requested, addressed to the party to receive the same at the applicable addresses set forth below or such other address as the party to receive the same shall have specified by written notice give in the manner provided for in this Section. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          If to the Executive: Mr. John B. Baker, c/o Crystal Rock Spring Water Company, 1050 Buckingham Street, Watertown, Connecticut 06795, with a copy to:
Brian Keeler, Esquire, Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110.

          If to the Company: Vermont Pure Holdings, Ltd., Route 66, Catamount Park, Randolph Center, Vermont 05061, Attention: Chairman of the Board, with a copy to: Dean Hanley, Esquire, Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.

     6.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns.

     6.6 DISPUTES AND CONTROVERSIES. The parties hereto agree that in case of any dispute, controversy or claim arising out of or relating to this Agreement, other than pursuant to Sections 4 and 6 hereof, the dispute, controversy or claim shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of the arbitration shall be Boston, Massachusetts. Any arbitration award shall be based upon and accompanied by a written opinion containing findings of fact and conclusions of law. The determination of the arbitrator(s) shall be conclusive and binding on the parties hereto, and any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     6.7 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

     6.8 WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement will be valid or binding unless in a writing signed by both the Executive, the Company and the Operating Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

COMPANY:                             VP MERGER PARENT, INC.


                                     By: /s/ Timothy G. Fallon
                                        ----------------------------------
                                     Name: Timothy G. Fallon
                                     Title: CEO and President


OPERATING COMPANY:                   VERMONT PURE SPRINGS, INC.


                                     By: /s/ Timothy G. Fallon
                                        ----------------------------------
                                     Name: Timothy G. Fallon
                                     Title: CEO and President


EXECUTIVE:                           /s/ John B. Baker
                                     ---------------------------------------
                                     JOHN B. BAKER


CRYSTAL ROCK:                        CRYSTAL ROCK SPRING WATER COMPANY
                                     (solely for purposes of
                                     Section 6.3 hereof)



                                     By: /s/ Henry E. Baker
                                        ----------------------------------
                                     Name: Henry E. Baker
                                     Title: Chairman